Execution Version

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
THIS THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August [●], 2024, is made and entered into by and among Mondee Holdings, Inc., a Delaware corporation (the “Company”) (formerly known as ITHAX Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability), each person listed on the signature pages under the caption “Holders” or who execute a Joinder hereto pursuant to Section 5.2 hereof (collectively, the “Holders” and each, an “Holder”) and the holder of a majority of the Registrable Securities (as defined in the Second Amended and Restated Rights Agreement (as defined below)) (the “Required Holder”), which amends and restates that certain second amended and restated registration rights agreement, dated as of December 14, 2023, by and among the Company and the investors party thereto (the “Second Amended and Restated Registration Rights Agreement”).
RECITALS
WHEREAS, on September 29, 2022 (the “Original Issue Date”), the Company and certain investors (such investors, collectively, the “Original Third-Party Investors”) entered into those Subscription Agreements (collectively, the “Original Subscription Agreement”) whereby the Original Third-Party Investors purchased an aggregate of 85,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Original Investor Shares”) in a transaction exempt from Registration under the Securities Act;
WHEREAS, in connection with the sale of the Original Investor Shares, on the Original Issue Date, the Company entered into that certain warrant agreement, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Original Warrant Agreement”), pursuant to which the Company issued to the Original Third-Party Investors 1,275,000 Company warrants (the “Original Warrants”), which Original Warrants are exercisable into shares of Common Stock (the “Original Conversion Shares”);
WHEREAS, on each of October 17, 2023 and the date hereof, certain investors (such investors, the “Incremental Third-Party Investors” and, together with the Original Third-Party Investors, the “Third-Party Investors”) purchased an aggregate of 11,300 shares of Series A-3 preferred stock, par value $0.0001 per share, of the Company (the “Incremental Investor Shares”) in a transaction exempt from registration under the Securities Act pursuant to those certain Subscription Agreements, dated as of October 17, 2023 and the date hereof, entered into by and between the Company and the Incremental Third-Party Investors (the “Incremental Subscription Agreements” and, together with the Original Subscription Agreement, the “Subscription Agreements”);
WHEREAS, in connection with the sale of the Incremental Investor Shares, on December 14, 2023, the Company entered into that certain amended and restated warrant agreement, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Agent”) (the “First Amendment Warrant Agreement”), pursuant to which the Company issued to the Incremental Third-Party Investors 1,275,000 warrants thereunder in exchange for surrendering their respective Original Warrants (the “First Amendment Replacement Warrants”) and an additional 150,000 Company warrants plus an additional 19,500 whole warrants (the “First Amendment Incremental Warrants” and, together with the Replacement Warrants, the “First Amendment Warrants”), which First Amendment Warrants are exercisable into shares of Common Stock (the “First Amendment Conversion Shares”);

WHEREAS, as of the date hereof, the Company entered in that certain Amendment and Restatement of Second Amended and Restated Certificate of Designation (the “Certificate of Designation”) pursuant to which the Incremental Third-Party Investors agreed to amend the terms of the Series A Preferred Stock (as defined in the Certificate of Designation), and in connection therewith, (i) the Company entered into a warrant agreement, dated the date hereof, between the Company and the Agent, pursuant to which the Company issued to the Incremental Third-Party Investors 1,444,500 warrants thereunder in exchange for surrendering their respective First Amendment Warrants (the “Second Amendment Replacement Warrants”) and (i) the Company entered into a warrant agreement, dated the date hereof, between the Company and the Agent, pursuant to which the Company will issue up to the greater of (a) ten percent (10%) of the total amount of outstanding shares of Common Stock of the Company as of the date hereof or (b) 9,464,967 whole warrants to the Incremental Third-Party Investors (the “New Penny Warrants” and together with the Second Amendment Replacement Warrants, the “Warrants”), which Warrants are exercisable into shares of Common Stock (the “Conversion Shares”)
WHEREAS, (i) the Company previously filed with the Commission (as defined hereinafter) a Registration Statement (File No. 333-271532) on Form S-1, which registered the resale of an aggregate of up to 79,019,171 shares of Common Stock (as defined hereinafter) (including certain shares of Common Stock held by the Original Third-Party Investors) and was declared effective by the Commission as of May 10, 2023, as supplemented thereafter with one or more final prospectuses, and (ii) pursuant to the Original Registration Rights Agreement, the Company filed with the Commission a Registration Statement (File No. 333- 268198) on Form S-1, which registered the resale of the Original Conversion Shares and was declared effective by the Commission as of December 9, 2022, which registration statements were amended by the post-effective amendment to Form S-1 on Form S-3 filed on August 14, 2023 and declared effective by the Commission on August 22, 2023 (such registration statements, collectively the “Existing Registration Statement” and such final prospectuses, collectively the “Initial Prospectus”); and, for the avoidance of doubt, the Existing Registration Statement and the Initial Prospectus constitute, solely to the extent of any portion of the Registrable Securities covered thereby, a Registration Statement and Prospectus (each as defined in this Agreement), respectively, under this Agreement.
WHEREAS, the parties desire to amend and restate the Second Amended and Restated Registration Rights Agreement hereby superseding and replacing the terms of the Second Amended and Restated Registration Rights Agreement, and the undersigned Required Holder has agreed to such amendments and modifications; and
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Article I
DEFINITIONS
Section I.1Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be and (iii) the Company has a bona fide business purpose for not making such information public.

“Agent” shall have the meaning given in the Recitals hereto.
“Agreement” shall have the meaning given in the Preamble hereto.
“Block Trade” shall have the meaning given in Section 2.4.1.
“Board” shall mean the Board of Directors of the Company.
“Business Combination Agreement” shall mean that certain Business Combination Agreement, dated December 20, 2021, by and among ITHAX Acquisition Corp., a Cayman Islands exempted company and predecessor to the Company, Mondee Holdings II, Inc., a Delaware corporation, and the other parties thereto.
“Certificate of Designation” shall have the meaning given in the Recitals hereto.
“Closing Date” shall be the date hereof.
“Commission” shall mean the Securities and Exchange Commission.
“Common Stock” shall mean shares of Class A Common Stock, par value $0.0001, of the Company.
“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.
“Conversion Shares” shall have the meaning set forth in the Recitals hereto.
“Demanding Holder” shall have the meaning given in Section 2.1.4.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Existing Registration Statement” shall have the meaning given in the Recitals hereto.
“First Amendment Conversion Shares” shall have the meaning given in the Recitals hereto.
“First Amendment Incremental Warrants” shall have the meaning given in the Recitals hereto.
“First Amendment Replacement Warrants” shall have the meaning given in the Recitals hereto.
“First Amendment Warrants” shall have the meaning given in the Recitals hereto.
“First Amendment Warrant Agreement” shall have the meaning given in the Recitals hereto.
“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.
“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Holder Information” shall have the meaning given in Section 4.1.2.
“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.
“Incremental Investor Shares” shall have the meaning given in the Recitals hereto.
“Incremental Subscription Agreements” shall have the meaning given in the Recitals hereto.
“Incremental Third-Party Investors” shall have the meaning given in the Recitals hereto.
“Initial Prospectus” shall have the meaning given in the Recitals hereto.
“Joinder” shall have the meaning given in Section 5.2.5.
“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.
“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“New Penny Warrants” shall have the meaning given in the Recitals hereto.
“Original Conversion Shares” shall have the meaning given in the Recitals hereto.
“Original Investor Shares” shall have the meaning given in the Recitals hereto.
“Original Issue Date” shall have the meaning given in the Recitals hereto.
“Original Registration Rights Agreement” shall mean that certain registration rights agreement, dated as of September 29, 2022, by and among the Company and the investors party thereto.
“Original Subscription Agreement” shall have the meaning given in the Recitals hereto.
“Original Third-Party Investors” shall have the meaning given in the Recitals hereto.
“Original Warrant Agreement” shall have the meaning given in the Recitals hereto.
“Original Warrants” shall have the meaning given in the Recitals hereto.
“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.
“Permitted Transferees” shall mean any person or entity to whom such Holder is not prohibited from transferring such Registrable Securities in accordance with applicable law.
“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Registrable Security” shall mean (a) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock (including the Warrants) and shares of Common Stock issued or issuable upon the exercise of any such warrants (including the Warrants) or other equity security) of the Company held by a Holder immediately following the Closing Date; and (b) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a) above, including any Penalty Warrants (as defined in the Incremental Subscription Agreements) or by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) (i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further Transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction.
“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:
(A)all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Stock is then listed;
(B)fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C)printing, messenger, telephone and delivery expenses;
(D)fees and disbursements of counsel for the Company;
(E)fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(F)reasonable and documented fees and disbursements of counsel (including local and special counsel, to the extent necessary) incurred in connection with any registration statement or registered offering (including any Registration) covering Registrable Securities;
(G)in an Underwritten Offering or Other Coordinated Offering, reasonable and documented fees and expenses not to exceed $50,000 in the aggregate for each Registration of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders; and
(H)any Underwriter marketing costs in connection with a Piggyback Registration.
“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement (including the Existing Registration Statement, solely to the extent of any portion of the Registrable Securities covered thereby), including the Prospectus included in such registration statement (including the Initial Prospectus, solely to the extent of any portion of the Registrable Securities covered thereby), amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Replacement Warrants” shall have the meaning given in the Recitals hereto.
“Required Holder” shall have the meaning given in the Preamble hereto.
“Second Amended and Restated Registration Rights Agreement” shall have the meaning given in the Preamble hereto.
“Second Amendment Replacement Warrants” shall have the meaning given in the Recitals hereto.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.
“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed Transfer or sale using a Registration Statement, including a Piggyback Registration.
“Subscription Agreements” shall have the meaning set forth in the Recitals hereto.
“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.
“Third-Party Investors” shall have the meaning set forth in the Recitals hereto.
“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.
“Warrants” shall have the meaning set forth in the Recitals hereto.
“Withdrawal Notice” shall have the meaning given in Section 2.1.6.
Article II
REGISTRATIONS AND OFFERINGS
Section II.1Shelf Registration.
II.1.1Filing. Within thirty (30) calendar days following the Closing Date, the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities that are not at that time covered by the Existing Registration Statement (as then in effect and available for resale of the Registrable Securities covered thereby) (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day (or 120th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing Date, and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to (i) convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf or (ii) file a Form S-3 Shelf, as the case may be, in each case, as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.
II.1.2Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.
II.1.3Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Holders.
II.1.4Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, a Holder (any of the Holders being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with an anticipated gross aggregate offering price of at least $10 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Holders may demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1.4 in any twelve (12) month period (such rights, in each such case, a “Demand”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, which is then available for such offering.

II.1.5Reduction of Underwritten Offering. If the Underwriter in an Underwritten Shelf Takedown advises the Demanding Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Demanding Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting (such maximum number of such securities, the “Maximum Number of Securities”) shall be allocated among all participating Holders thereof, including the Demanding Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
II.1.6Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Holders or any of their respective Permitted Transferees, as applicable. If withdrawn, a Demand for an Underwritten Shelf Takedown shall constitute a Demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the Holders elect to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Holders for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.
Section II.2Piggyback Registration.
II.2.1Piggyback Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) the registration statement on Form S-1 (File No. 333-266277) and any post-effective amendments thereto (except to the extent such registration statement is amended or supplemented after the Original Issue Date to include additional shares of Common Stock or warrants of the Company, any shares of Common Stock or warrants of the Company to be sold for the account of the Company, or any additional selling stockholders not already named therein, but excluding any amendment or supplement to reflect transactions arising out of or in connection with the Business Combination Agreement), (ii) a registration relating solely to the sale of securities to participants in a Company stock or other benefit plan, (iii) a transaction covered by Rule 145 under the Securities Act, (iv)

a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, (v) for a dividend reinvestment plan or (vi) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.
II.2.2Reduction of Piggyback Registration. If the total amount of securities, including Registrable Securities, requested by Holders of Registrable Securities to be included in such offering exceeds the amount of securities sold other than by the Company that the Underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the Underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders). For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and holders of capital stock of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.
II.2.3Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.
II.2.4Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a Demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof.
Section II.3Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder that is an executive officer, director or Holder in excess of five percent (5%) of the outstanding Common Stock (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the forty-five (45)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent; provided, however, with respect to the first Underwritten Offering following the Original Issue Date, if the managing Underwriters, in their reasonable discretion, advise the Company in writing that a lock-up restriction of a period of forty-five (45) or fewer days would have a material adverse impact on such Underwritten Offering, then such lock-up restrictions shall be for the number of days such managing Underwriters so advise, not to exceed a period of ninety (90) days from the date of the pricing of any such Underwritten Offering. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).
Section II.4Block Trades; Other Coordinated Offerings.
II.4.1Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, with an anticipated aggregate offering price of, either (x) at least $5 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

II.4.2Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sale agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.
II.4.3Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.
II.4.4The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).
II.4.5A Holder may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4 hereof.
Article III
COMPANY PROCEDURES
Section III.1General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof (and including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, security holders or partners), and pursuant thereto the Company shall, as expeditiously as possible:
III.1.1prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities, in each case, in accordance with Section 2.1.1;
III.1.2prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold;
III.1.3prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration

Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
III.1.4prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
III.1.5cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;
III.1.6provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
III.1.7advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
III.1.8at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
III.1.9promptly notify the Holders in writing at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;
III.1.10in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
III.1.11obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;
III.1.12in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, as applicable;
III.1.13in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;
III.1.14make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);
III.1.15with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and
III.1.16otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or broker, sales agent or placement agent if such Underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.
Section III.2Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs (except in connection with a Piggyback Registration) and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.
Section III.3Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration of the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
Section III.4Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.
III.4.1Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed (which the Company undertakes to provide as promptly as practicable once such Misstatement is corrected or otherwise no longer exists).
III.4.2If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (c) in the good faith judgment of the Board, be seriously detrimental to the Company and its holders of capital stock and it is therefore essential to defer such filing, initial effectiveness or continued use at such time, the Company shall have the right, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.
III.4.3(a) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of Underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or Section 2.4 for not more than ninety (90) consecutive calendar days or more than one hundred twenty (120) total calendar days in each case during any twelve (12)-month period.
Section III.5Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Original Issue Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
Article IV
INDEMNIFICATION AND CONTRIBUTION
Section IV.1Indemnification.
IV.1.1The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, managers, directors, affiliates, and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) caused by, resulting from, arising out of or based upon any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or preliminary Prospectus in the light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

IV.1.2In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, Prospectus or preliminary Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its officers, managers, directors, affiliates and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or preliminary Prospectus in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
IV.1.3Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
IV.1.4The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the Transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

IV.1.5If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 4.1.1, Section 4.1.2 and Section 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.
Article V
MISCELLANEOUS
Section V.1Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Mondee Holdings, Inc., 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750 Attn: Jesus Portillo, and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.
Section V.2Assignment; No Third-Party Beneficiaries.
V.2.1This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

V.2.2Subject to Section 5.2.4 and Section 5.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees; provided, that each of the Holders shall be permitted to transfer its rights hereunder as such Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Holder (it being understood that no such transfer shall reduce any rights of such Holder or such transferees).
V.2.3This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.
V.2.4This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and this Section 5.2.
V.2.5No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) an executed joinder to this Agreement from such assignee in the form of Exhibit A attached hereto (a “Joinder”). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.
Section V.3Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section V.4Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURTS SITTING IN NEW YORK COUNTY IN THE STATE OF NEW YORK.
Section V.5TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT

AND THE TRANSACTIONS CONTEMPLATED HEREBY, BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.
Section V.6Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
Section V.7Other Registration Rights. The Company represents and warrants that, except as already disclosed by the Company in its public filings with the Commission, no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. For so long as any Holder and such Holder’s affiliates hold, in the aggregate, at least fifty percent (50%) of the Warrants (including the form of Conversion Shares) originally issued to such Holder pursuant to the Subscription Agreements, the Company hereby agrees and covenants that it will not grant rights to register any Common Stock (or securities convertible into, or exchangeable or exercisable for, Common Stock) under the Securities Act pursuant to which such grantee would have more favorable Demands or treatment with respect to pro rata reduction than those granted to the Holders hereunder without the prior written consent of Holders of a majority of the total Registrable Securities.
Section V.8Term. This Agreement shall terminate on the earlier of (a) the fifth anniversary of the Original Issue Date (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.
Section V.9Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.
Section V.10Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation (in whole or in part) hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a registration statement that previously has been filed with the Commission or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided, that such previously filed registration statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding or entitled to the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other registration statements by or at a specified time and the Company has, in lieu of then filing such registration statements or having such registration statements become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement, solely with respect to any Registrable Securities covered thereby.
Section V.11Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section V.12Entire Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

Mondee Holdings, Inc.
a Delaware corporation

By: /s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

HOLDERS:

Tuesday Investor LLC

By: [***]
Name:
Title:

NH Credit Partners III Holdings L.P.

By: [***]
Name:
Title:

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER
The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Third Amended and Restated Registration Rights Agreement, dated as of August [●], 2024 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Mondee Holdings, Inc., a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.
By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Warrants and shares of Common Stock with respect to which this Joinder is being entered into shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of _____________.

Signature of Stockholder

Print Name of Stockholder
Its:
Address:

Acknowledged as of

____________, 20__
Mondee Holdings, Inc.

By:
Name:
Its:

LEGAL_US_W # 118431190.3